UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2014

NATIONAL AUTOMATION SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-53755 (Commission File Number)	26-1639141 (IRS Employer Identification No.)

P.O. Box 400775 Las Vegas, NV (Address of Principal Executive Offices )	89140 (Zip Code)

Registrant’s telephone number, including area code:   (877) 871-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to National Automation Services, Inc., a Nevada corporation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
See Item 5.07.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
See Item 5.07.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual of Stockholders (the “Annual Meeting”) of the Company held on September 5, 2014, the stockholders of the Company approved each of the proposals set forth below by the final voting results set forth below.

Proposal 1
To elect the following individuals as directors of the Company, each to serve a term of one year or until his or her successor is duly elected or appointed:

	Number of Shares
	Votes For	Votes Abstain
Robert Chance	512,703,254	None
Jeremy Briggs	512,703,254	None
Sean Sago	512,703,254	None
Tom Sego	512,703,254	None
Kevin Brown	512,703,254	None
James Gunn	512,703,254	None

Proposal 2
To ratify and approve the appointment of Keeton CPA, as the Company’s independent registered public accounting firm:

Number of Shares
Votes For	Votes Against	Abstain
512,703,254	None	None

Proposal 3
To approve the 2014 Omnibus Equity Compensation Plan:

Number of Shares
Votes For	Votes Against	Abstain
512,703,254	None	None

Proposal 4
To approve the  reduction of the authorized shares from one billion (1,000,000,000) shares of common stock down to seventy five million (75,000,000) shares of common stock, $0.001 par value:

Number of Shares
Votes For	Votes Against	Abstain
512,703,254	None	None

Proposal 5
To approve the authorization of Ten Million (10,000,000) shares of preferred stock, par value $12.00, the designations, rights and preferences of which will be determined by the Board of Directors:

Number of Shares
Votes For	Votes Against	Abstain
512,703,254	None	None

Proposal 6
To approve a 200:1 Reverse Stock Split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Common Stock.

Number of Shares
Votes For	Votes Against	Abstain
512,703,254	None	None

Proposal 7
To approve an advisory vote on executive compensation:

Number of Shares
Votes For	Votes Against	Abstain
512,703,254	None	None

Proposal 8
To approve by an advisory vote the frequency of future executive compensation advisory votes:

Number of Shares
One Year	Two Years	Three Years	Abstain
None	None	512,703,254	None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2014	NATIONAL AUTOMATION SERVICES, INC.

	By:	/s/ Robert W. Chance
Robert W. Chance
President and Chief Executive Officer